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                                                                  Exhibit 10(iv)

                              CONSULTING AGREEMNET
                              --------------------

     THIS AGREEMENT is made as of the _______ day of _________, 1996, by and between OCEAN WEST ENTERPRISES, INC., a California corporation ("Ocean West") and SOUTHERN CROSS FINANCIAL, INC., a California corporation ("Southern Cross").

                                    RECITALS:
                                    --------

     A. On or about _____________, 1996, Ocean West, Southern Cross and Alejandro Deffis-Whittaker executed that certain agreement ("Redemption Agreement"), which Redemption Agreement provided, in part, that Ocean West would purchase and Southern Cross would sell certain preferred stock of Ocean West.

     B. Pursuant to the Redemption Agreement, Ocean West agreed to retain the services of Southern Cross as a consultant with respect to corporate policies in the areas of finance.

     C. Southern Cross desires to perform services incident to the operation of Ocean West's operation.

     D. The Board of Directors of Ocean West desires to retain the services of Southern Cross as a consultant with respect to corporate policies in the area of finance under the terms of this Agreement.

     THEREFORE, THE PARTIES MUTUALLY AGREE AS FOLLOWS:

     1. Ocean West hereby retains Southern Cross, and Southern Cross accepts such position to render services on behalf of the Ocean West, subject to supervision and direction of the Ocean West's officers and Board of Directors. Southern Cross is hereby hired to perform services as a consultant with respect to corporate policies in the area of finance. In that capacity, Southern Cross shall provide advice and counsel to Ocean West and its Board of Directors, president and other officers on those managerial matters. The parties hereto agree that the services to be provided herein shall be provided by Deffis-Whittaker; provided that upon the death or total disability by Deffis-Whittaker, Southern Cross shall have the right to appoint an officer or director of Southern Cross to perform such services on behalf of Southern Cross.

     2. The obligations and duties of Southern Cross to Ocean West shall be to be available in person or by telephone or other

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means of communication for consultation for those purposes set forth in paragraph 1 when called upon to perform such services by Ocean West.

     3. In the performance of the work, duties, and obligations Southern Cross will at all times be acting and performing as an independent contractor and not as an employee of Ocean West. Ocean West shall neither have nor exercise any control or direction whatever over the methods by which Southern Cross performs its service and functions. Southern Cross shall not accrue retirement pension or profit sharing benefits, medical insurance, bonus, bonding or any other benefits afforded to employees of Ocean West, except as otherwise provided herein. The sole interest and responsibility of Ocean West is to assure that the services covered by this Agreement shall be performed and rendered by Southern Cross in a competent, efficient, and satisfactory manner.

     4. The term of this Agreement shall commence with the date of this Agreement and shall continue for two (2) years.

     5.   (a)   Southern Cross shall be paid an amount equal to Six Thousand
Dollars ($6,000.00) per month, unless otherwise agreed upon between Ocean West and Southern Cross. The first payment which shall include a pro-rata amount for the month in which this Agreement is executed, shall be due on the first (1st) day of the month following execution of this Agreement and subsequent payments shall be due of the first (1st) business day of each calendar month thereafter until the termination of this Agreement. The final payment shall be pro-rated to reflect the portion of the month this Agreement is in effect.


          (b) Southern Cross shall be responsible for all expenses incurred in performing services under this Agreement.

          (c) Should there be any delay in the payment of the monthly amount due, the monthly amount will accrue interest at the rate of ten percent (10%) per annum or at the maximum rate of interest allowed by law, whichever is less.

     6. Southern Cross shall not assign this Agreement or any of the duties or obligations of Southern Cross without the prior written consent of Ocean West, which consent may be withheld in Ocean West's sole and absolute discretion. Any attempted assignment shall be void ab initio.
                                   -- ------

     7. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by mail to the principal office of Southern Cross or Ocean West.

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     8.    The waiver by any party hereto of a breach of any provision of this
Agreement shall not operate or be construed as a waiver of any subsequent breach of any party.

     9. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto with the same formality attending execution of this Agreement.

     10. Southern Cross shall indemnify and hold harmless Ocean West from all costs, claims, suits and demands of any type arising out of: (a) any actions, awards or judgments arising from any acts or omissions or Southern Cross arising out of or in connection with the obligations of Southern Cross under this Agreement; and (b) all claims of any type made against Ocean West by Southern Cross or any third party or governmental agency for worker's compensation claims, accident claims, termination claims, taxes (federal or state), or any other like or similar claim. This indemnity shall apply regardless of whether such insurance coverage is in effect at the time of the claim and shall include all costs and expenses incurred by Ocean West for attorney's fees and litigation expenses in defending itself or in enforcing this indemnity.

     11. This Agreement, having been executed and delivered in the State of California, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

     12. Each individual and entity executing this Agreement hereby represents and warrants that it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf it is executing this Agreement to the terms hereof.

     13. This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

     14. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be

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detached therefrom without impairing the legal effect of the signatures(s)
thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached hereto.

     15. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

     16. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto.

     17. Southern Cross is responsible for paying all taxes (federal, state and local) including, but not limited to, income taxes (including estimated taxes) incurred as a result of the compensation paid by Ocean West to Southern Cross for services rendered under this Agreement within five (5) business days of receiving a request. Southern Cross shall provide Ocean West with proof of timely payment. Southern Cross agrees to indemnify Ocean West from any claims, costs, losses, fees, penalties, interest, or damages suffered by Ocean West resulting from Southern Cross's failure to comply with this provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        CONSULTANT
                                        ----------

                                        SOUTHERN CROSS FINANCIAL, INC.
                                        a California corporation


                                        By:___________________________________
                                           Alejardro Ignacio Deffis-Whittaker,
                                           President


                                        OCEAN WEST:
                                        ----------

                                        OCEAN WEST ENTERPRISES, INC., a
                                        California corporation

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                                                    By__________________________
                                                       Mark Stewart, President


                                                    By__________________________
                                                       Daryl Meddings, Secretary

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